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Signature Group Holdings Announces Certified Results of the 2012 Annual Meeting of Stockholders

All Company Director Nominees Elected by Stockholders

SHERMAN OAKS, Calif., August 7, 2012 /PRNewswire/ -- Signature Group Holdings, Inc. (OTCQX: SGGH) (the “Company”) today announced that IVS Associates, Inc., the independent inspector of election for the Company’s annual meeting of stockholders held on July 24, 2012 (“Annual Meeting”), has tabulated and certified the voting results for the Annual Meeting. As confirmed by these final results, the stockholders have elected all five of the Company’s director nominees – G. Christopher Colville, John Koral, Patrick E. Lamb, Craig F. Noell and Philip G. Tinkler – to the Company’s board of directors.

Craig Noell, Chief Executive Officer of Signature, said, “We are pleased that our stockholders recognized the progress we have made and supported our experienced and qualified director nominees. The newly elected Board is committed to continuing to execute the Company’s current business plan for growth and to enhance value for our stockholders.”

The Company also reported that the final results confirmed that stockholders voted to (i) approve an amendment to the Amended and Restated Signature Group Holdings, Inc. 2006 Performance Incentive Plan (the “Incentive Plan”) that increased the authorized number of shares of Company common stock that may be issued under the Incentive Plan; (ii) ratified the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm; and (iii) approved the adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the authorized number of shares of Company common stock. The tabulation of stockholder votes for the proposal to approve an amendment to the Amended and Restated Articles of Incorporation to increase in the authorized shares of Company common stock has not been finalized, since the Annual Meeting was adjourned to a later date with respect to this proposal.

About Signature Group Holdings, Inc.

Signature is a diversified business and financial services enterprise with principal activities in industrial distribution and special situations financings. Signature has significant capital resources and is actively seeking acquisitions as well as growth opportunities for its existing businesses. The Company was formerly an industrial bank and financial services business with over $9 billion in assets that was reorganized during a two year bankruptcy period. The reorganization provided for Signature to maintain federal net operating loss tax carryforwards in excess of $890 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statements

This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs of the Company. The Company does not undertake to update or revise forward-looking statements in this news release to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws. No stock exchange or regulatory authority has approved or disapproved of the information contained herein.

Contact

Signature Group Holdings, Inc. Investor Relations

(805) 435-1255

invrel@signaturegroupholdings.com